Putnam International Fund 2000 (2SL) Series 12

Putnam International Fund 2000 is one of a series of Putnam
Funds Trust.

The Fund offers class A shares.  Class A began on May 30,
2000.

Sales charge: class A 5.75% maximum

12b1 fees: class A .35%, though the Trustees have not currently approved payments pursuant to the plan.

Putnam Technology Fund (2SG) Series 13

Putnam Technology Fund is one of a series of Putnam Funds
Trust.

The Fund offers class A, B, C, M and Y shares:
Class A, B, C and M began on December 29, 2000.
Class Y shares began July 3, 2001

Sales charge:
class A  5.75% maximum
class M  3.50% maximum
class B, C and Y zero%

12b1 fees:
class A .25%
class B and C 1.00%
class M  .75%
class Y zero%
Class Y shares are sold to defined contribution plans that invest at least $150 million in a combination of Putnam funds and other accounts managed by affiliates of Putnam
Management.

Putnam Mid Cap 2000(2UD) Series 14

Putnam Mid Cap 2000 is one of a series of Putnam Funds
Trust.

The Fund offers class A shares.  Class A began on December
29, 2000.

Sales charge: class A  5.75% maximum

12b1 fees: class A .35%, though the Trustees have not currently approved payments pursuant to the plan.

Putnam International Core Fund (2UB) Series 15

Putnam International Core Fund is one of a series of Putnam
Funds Trust.

The Fund offers class A shares.  Class A began on December
29, 2000.

Sales charge: class A  5.75% maximum

12b1 fees: class A .35%, though the Trustees have not currently approved payments pursuant to the plan.

12b1 fees: class A .35%, though the Trustees have not currently approved payments pursuant to the plan.